Exhibit 99.1

    iMergent Conducts Sales Force Call with First Albany Capital;
                      Telephone Replay Available

    OREM, Utah--(BUSINESS WIRE)--Feb. 25, 2005--iMergent, Inc. (AMEX:IIG), a leading provider of eCommerce and software for small businesses and entrepreneurs, announced the telephone replay of today's First Albany Capital sales force conference call.
    To access the telephone replay, please dial 888-566-0193. No access code is required. The replay will be available through 11:59 p.m. ET on Friday, March 4, 2005. The company will also post a transcript of the call, once it has been completed, on its Web site at www.imergentinc.com for a period of 20 days.

    About iMergent

    iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business product or idea via the Internet. Headquartered in Orem, Utah the company sells its proprietary StoresOnline software and training services, helping users build a successful Internet strategy to market products, accept online orders, analyze marketing performance, and manage pricing and customers. In addition to software, iMergent offers site development, web hosting, marketing and mentoring products. iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases.

    iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

    CONTACT: iMergent, Inc.
             Rob Lewis, 801-431-4695
             investor_relations@imergentinc.com
                  or
             Lippert/Heilshorn & Assoc.
             David Barnard, 415-433-3777 (Investor Relations)
             David@lhai-sf.com
             Kirsten Chapman, 415-433-3777 (Investor Relations)
             Chenoa Taitt, 212-838-3777 (Media)
             ctaitt@lhai.com